EXHIBIT 21.1

SUBSIDIARIES OF VIRAGE LOGIC CORPORATION

Virage Logic International, a California corporation

Virage Logic International GmbH, a German corporation

Virage Logic International KK, a Japanese corporation

Virage Logic International Ltd., an Israeli corporation

Ingot Systems Inc, a California corporation

Ingot Systems Pvt. Ltd., a company formed under the laws of India

Abigail (UK) Limited, a UK corporation

ARC International plc, a UK corporation

ARC International Overseas Holdings Ltd., a UK corporation

ARC International (UK) Ltd, a UK corporation

ARC International US Holdings Inc., a Delaware corporation

ARC International Israel Ltd., a company formed under the laws of Israel

ARC International Nova Scotia Holdings Ltd, a company formed under the laws of Canada

ARC International Intellectual Property, Inc., a California corporation

ARC International Nashua, Inc., a New Hampshire corporation

ARC International I.P., Inc., a Delaware corporation

Alarity, Inc., a Delaware corporation

Alarity, Sbp, a company formed under the laws of Russia

Sonic Focus, Inc., a California corporation

ARC International Nova Scotia Ltd., a company formed under the laws of Canada

ARC International Software Stacks, Inc., a company formed under the laws of Canada

ARC International Cambridge Ltd, a UK corporation

ARC Cores Ltd, a UK corporation

VL B.V., a limited liability company formed under the laws of the Netherlands

VL C.V., a limited partnership formed under the laws of the Netherlands